Exhibit 99.1

Krispy Kreme Contact:
Brian K. Little
FOR IMMEDIATE RELEASE	336-726-8825
blittle@KrispyKreme.com

KRISPY KREME ANNOUNCES SECOND QUARTER
FISCAL 2009 RESULTS

Winston-Salem, NC – September 11, 2008 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the second quarter of fiscal 2009, ended August 3, 2008.

The Company incurred a net loss in the second quarter of $1.9 million, or $0.03 per diluted share, compared to a net loss of $27.0 million, or $0.42 per diluted share, in the second quarter last year. While a number of factors affected results for the quarter compared to the second quarter of last year, which are disclosed in detail in the Company’s Quarterly Report on Form 10-Q filed this morning, the largest single factor was that results for the second quarter of last year included impairment charges and lease termination costs of $22.1 million, or $.35 per share.

Total revenues for the second quarter decreased 9.5% to $94.2 million compared to $104.1 million in the second quarter last year. The decline in revenues reflects decreases in Company Stores and KK Supply Chain revenues, partially offset by an increase in Franchise revenues. Company Stores revenues decreased 13.5% to $65.1 million. Within this segment, on-premises revenues fell 10.5% in total (4.1% on a same-store basis) and off-premises revenues fell 15.7% compared to the second quarter last year. KK Supply Chain revenues declined 5.1% to $22.5 million, and Franchise revenues rose 30.1% to $6.6 million.

As of August 3, 2008, the Company’s consolidated balance sheet reflected cash and debt of approximately $33.2 million and $75.4 million, respectively.

During the second quarter of fiscal 2009, 31 new Krispy Kreme stores, comprised of five factory stores and 26 satellites, were opened systemwide, and seven stores, comprised of five factory stores and two satellites, were closed systemwide. This brings the total number of stores systemwide at quarter end to 494, consisting of 286 factory stores and 208 satellites. The net increase of 24 stores in the quarter reflects a net increase of 29 international stores and a net decrease of five domestic stores. All 31 new stores were opened by franchisees. Approximately 80% of total stores are operated by franchisees, and over half are located outside the United States.

Second quarter systemwide sales increased 3.9% from the second quarter of last year. The growth in systemwide sales was entirely attributable to growth in sales by international franchisees; the domestic component of systemwide sales fell in the second quarter compared to the second quarter last year, principally due to store closures over the past 12 months.

“We are not satisfied with our financial results for the second quarter,” said Jim Morgan, Chairman, President and Chief Executive Officer. “Some of the shortfall was due to external factors, but we must move forward on implementing our key strategic initiatives in order to achieve the positive long-term results we believe are possible.” Those initiatives are:

  Building new small retail concept shops in select Company markets to bring our signature doughnuts closer to consumers and to establish the economics of the domestic hub-and-spoke model;

  Bringing intense focus to the basics of shop operations to improve both the consumer experience and our financial results;

  Developing, testing and deploying new menu offerings to give consumers more reasons to visit Krispy Kreme;

  Improving how we do business in the off-premises channel, which has particular revenue and cost pressures;

  Building on our successes in international franchise development, to which we are devoting additional resources;

  Enhancing franchisee operational support both domestically and internationally; and

  Providing increased Supply Chain support to an increasingly global business and improving franchisee service levels and economics.

“A weakening economy, combined with rising fuel and agricultural commodity prices adversely affected us in the quarter,” Morgan continued, “but it’s our task to operate successfully no matter the headwinds. Although our near term results may continue to be uneven, we have talented and dedicated employees who are working hard to implement the further improvements necessary for us to be successful for the long term.”

Many factors could adversely affect the Company’s business. In particular, the Company is vulnerable to further increases in the cost of raw materials and fuel, which could adversely affect the Company’s operating results and cash flows. In addition, several franchisees have been experiencing financial pressures which, in certain instances, have become exacerbated in recent quarters. Royalty revenues and most of KK Supply Chain revenues are directly related to sales by franchise stores and, accordingly, the success of franchisees’ operations has a direct effect on the Company’s revenues, results of operations and cash flows.

Systemwide sales, a non-GAAP financial measure, include sales by both Company and franchise stores. The Company believes systemwide sales data are useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company. The Company’s consolidated financial statements include sales by Company stores, sales to franchisees by the KK Supply Chain business segment and royalties and fees received from franchisees, but exclude sales by franchise stores to their customers.

Management will host a conference call to review second quarter results this afternoon at 4:30 p.m. (ET). A live webcast of the conference call will be available at www.KrispyKreme.com/investorrelations.html. To access an archived audio replay of the call, dial 888-286-8010 and enter the passcode 20395285. International callers may access the replay by dialing 617-801-6888 and entering passcode 20395285. The audio replay will be available through September 18, 2008.

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Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the outcome of pending governmental investigations, including by the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York; potential indemnification obligations and limitations of our director and officer liability insurance; the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our new domestic operating model and refranchising strategy; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with government regulations relating to food products and franchising; our relationships with wholesale customers; our ability to protect our trademarks; risks associated with our high levels of indebtedness; restrictions on our operations and compliance with covenants contained in our secured credit facilities; changes in customer preferences and perceptions; significant changes in our management; risks associated with competition; and other factors discussed in Krispy Kreme's Annual Report on Form 10-K for fiscal 2008 and other periodic reports filed with the SEC.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET
(Unaudited)

(In thousands)

	Aug. 3,	Feb. 3,
	2008	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,215	$24,735
Receivables	21,000	22,991
Accounts and notes receivable — equity method franchisees	1,203	2,637
Inventories	21,905	19,987
Deferred income taxes	83	83
Other current assets	6,345	5,647
Total current assets	83,751	76,080
Property and equipment	87,901	90,996
Investments in equity method franchisees	2,980	1,950
Goodwill and other intangible assets	23,856	23,856
Other assets	10,129	9,469
Total assets	$208,617	$202,351

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1,420	$1,557
Accounts payable	10,235	5,712
Accrued liabilities	32,691	35,949
Total current liabilities	44,346	43,218
Long-term debt, less current maturities	73,935	75,156
Deferred income taxes	83	83
Other long-term obligations	26,534	27,270

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	—	—
Common stock, no par value	360,319	355,615
Accumulated other comprehensive income	345	81
Accumulated deficit	(296,945)	(299,072)
Total shareholders’ equity	63,719	56,624
Total liabilities and shareholders’ equity	$208,617	$202,351

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	Aug. 3,	July 29,	Aug. 3,	July 29,
	2008	2007	2008	2007
Revenues	$94,237	$104,098	$197,878	$215,016
Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown below)	88,304	95,333	177,783	192,328
General and administrative expenses	4,717	6,922	11,564	13,744
Depreciation and amortization expense	2,266	4,086	4,502	8,774
Impairment charges and lease termination costs	(348)	22,109	(993)	34,772
Settlement of litigation	—	—	—	(14,930)
Other operating (income) and expense, net	302	16	413	(269)
Operating income (loss)	(1,004)	(24,368)	4,609	(19,403)
Interest income	96	407	222	845
Interest expense	(2,300)	(2,635)	(4,363)	(5,155)
Loss on extinguishment of debt	—	—	—	(9,622)
Equity in losses of equity method
franchisees	(82)	(258)	(350)	(479)
Other non-operating income and (expense), net	68	23	992	46
Income (loss) before income taxes	(3,222)	(26,831)	1,110	(33,768)
Provision for income taxes (benefit)	(1,315)	209	(1,017)	670
Net income (loss)	$(1,907)	$(27,040)	$2,127	$(34,438)

Income (loss) per common share:

Basic	$(.03)	$(.42)	$.03	$(.54)

Diluted	$(.03)	$(.42)	$.03	$(.54)

Basic - weighted average shares
outstanding	65,266	63,872	64,984	63,511

Diluted - weighted average shares
outstanding	65,266	63,872	66,525	63,511

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

(In thousands)

	Six Months Ended
	Aug. 3,	July 29,
	2008	2007
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$2,127	$(34,438)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,502	8,774
Deferred income taxes	(173)	39
Impairment charges	(148)	33,124
Settlement of litigation	—	(14,930)
Accrued rent expense	(345)	109
(Gain) loss on disposal of property and equipment	192	(446)
Gain on disposal of equity method franchisee	(931)	—
Change in unrealized loss on interest rate derivatives	(644)	—
Share-based compensation	2,674	4,525
Provision for doubtful accounts	189	1,215
Amortization of deferred financing costs	571	5,726
Equity in losses of equity method franchisees	350	479
Other	276	185
Change in assets and liabilities:
Receivables	2,715	3,312
Inventories	(1,921)	(3,378)
Other current and non-current assets	(870)	703
Accounts payable and accrued liabilities	1,476	(3,364)
Other long-term obligations	(555)	310
Net cash provided by operating activities	9,485	1,945
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,450)	(3,357)
Proceeds from disposals of property and equipment	210	4,866
Decrease in other assets	6	5
Net cash provided by (used for) investing activities	(1,234)	1,514
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	110,000
Repayment of long-term debt	(1,359)	(122,165)
Deferred financing costs	(434)	(2,868)
Proceeds from exercise of stock options	2,057	182
Other	(27)	—
Net cash provided by (used for) financing activities	237	(14,851)
Effect of exchange rate changes on cash	(8)	43
Net increase (decrease) in cash and cash equivalents	8,480	(11,349)
Cash and cash equivalents at beginning of period	24,735	36,242
Cash and cash equivalents at end of period	$33,215	$24,893

KRISPY KREME DOUGHNUTS, INC.

Store Count

	NUMBER OF STORES
	FACTORY	SATELLITE	TOTAL
Three months ended August 3, 2008:
MAY 4, 2008	289	181	470
Opened	5	26	31
Closed	(5)	(2)	(7)
Converted to satellites	(3)	3	—
AUGUST 3, 2008	286	208	494

Six months ended August 3, 2008:
FEBRUARY 3, 2008	295	154	449
Opened	9	50	59
Closed	(11)	(3)	(14)
Converted to satellites	(7)	7	—
AUGUST 3, 2008	286	208	494

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	Aug. 3,	July 29,	Aug. 3,	July 29,
	2008	2007	2008	2007
Year over year percentage change in systemwide sales (1)	(3.9)%	(0.5)%	3.1%	(1.7)%

Average weekly sales per store (2):
Company	$49.3	$51.8	$51.5	$53.6
Systemwide	$33.4	$37.5	$34.4	$38.4

Store operating weeks (3):
Company	1,313	1,450	2,652	2,906
Systemwide	5,975	5,127	11,674	10,136

Change in same store sales (on-premises only) (4):
Company	(4.1)%	1.4%	(1.3)%	0.7%
Systemwide	(9.2)%	(1.8)%	(6.5)%	(2.1)%

Company off-premises sales (5):
Change in average weekly number of doors	(8.3)%	(1.6)%	(7.5)%	(0.1)%
Change in average weekly sales per door	(7.7)%	(6.1)%	(8.1)%	(5.2)%

(1)	Systemwide sales, a non-GAAP financial measure, include the sales by both Company and franchise stores. The Company believes systemwide sales data is useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.
(2)	Represents, on a Company and systemwide basis, total sales of both factory and satellite stores divided by the number of operating weeks for both factory and satellite stores.
(3)	Represents, on a Company and systemwide basis, the aggregate number of operating weeks for both factory and satellite stores.
(4)	The change in “same store sales” represents, on a Company and systemwide basis, the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation.
(5)	For Company off-premises sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION

(In thousands)

	Three Months Ended		Six Months Ended
	Aug. 3,	July 29,	Aug. 3,	July 29,
	2008	2007	2008	2007
Revenues:
Company Stores	$65,071	$75,265	$137,253	$155,717
Franchise	6,627	5,094	13,139	10,094
KK Supply Chain:
Total revenues	46,258	48,753	96,977	101,482
Less- intersegment sales elimination	(23,719)	(25,014)	(49,491)	(52,277)
External KK Supply Chain revenues	22,539	23,739	47,486	49,205
Total revenues	$94,237	$104,098	$197,878	$215,016

Operating income (loss):
Company Stores	$(4,221)	$(5,164)	$(4,515)	$(5,332)
Franchise	3,898	2,911	8,340	6,204
KK Supply Chain	3,999	7,251	11,991	13,946
Unallocated general and administrative expenses	(5,028)	(7,257)	(12,200)	(14,379)
Impairment charges and lease termination costs	348	(22,109)	993	(34,772)
Settlement of litigation	—	—	—	14,930
Total operating income (loss)	$(1,004)	$(24,368)	$4,609	$(19,403)

Depreciation and amortization expense:
Company Stores	$1,678	$2,923	$3,306	$6,415
Franchise	22	24	43	48
KK Supply Chain	255	839	517	1,711
Corporate administration	311	300	636	600
Total depreciation and amortization expense	$2,266	$4,086	$4,502	$8,774